EXHIBIT 3.1

               RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                          PARTICIPATING PREFERRED STOCK
                                       OF
                    FIRST HORIZON PHARMACEUTICAL CORPORATION


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is First Horizon Pharmaceutical Corporation.

     2. The Restated Certificate of Incorporation of the Corporation authorizes the issuance of shares of Preferred Stock and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of said shares of Preferred Stock.

     3. Pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation as aforesaid, the Board of Directors on July 12, 2002, adopted a resolution creating a series of 400,000 shares of Preferred Stock designated as "Participating Preferred Stock," and no shares of the Participating Preferred Stock have been issued.

     4. Pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors on July 12, 2002 adopted the following resolutions setting forth the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of the shares of Participating Preferred Stock:

     "RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share, of the Corporation and hereby states the designation and number of shares and fixes the relative rights, preferences and limitations thereof as follows:

                    1. The distinctive serial designation of this series shall be "Participating Preferred Stock" (hereinafter called "this Series"). Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative.

                    2. The number of shares in this Series shall initially be 400,000 which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of this Series purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of this Series may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder's fractional share, to all rights of a holder of a whole share of this Series.

                    3. The holders of full or fractional shares of this Series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package. Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding sixty days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution. Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

                    The term "Reference Package" shall initially mean 100 shares of Common Stock of the Corporation. In the event the Corporation shall at any time after the close of business on July 26, 2002 (A) declare or pay a dividend on any Common Stock payable in Common Stock, (B) subdivide any Common Stock, or (C) combine any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

                    Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series.

                    So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition), if any, on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

                    4. In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

                    5. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the aggregate amount distributed prior to such date or to be distributed in connection with such liquidation, dissolution or winding up to a holder of the Reference Package, together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                    In the event the  assets of the  Corporation  available  for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section 5, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

                    Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to the first paragraph of this
          Section 5 before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

                    For purposes of this Section 5, the consolidation or merger of or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

                    6. The shares of this Series shall not be redeemable without the consent of the holder of such shares.

                    7. In addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation, as amended, of the Corporation, each whole share of this Series shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and voting on such matter and shall have the number of votes thereon that a holder of the Reference Package would have.

                    8. The shares of this Series shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said series of Participating Preferred Stock and fixing the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Restated Certificate of Incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware."

     5. The effective time and date of the series herein certified shall be the filing date of this Certificate of Designation with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights of Participating Preferred Stock of First Horizon Pharmaceutical Corporation to be signed by its Executive Vice President, Chief Financial Officer, Chief Operating Officer and Secretary and, such authorized officer hereby declares, under penalty of perjury under the laws of the State of Delaware, that he signed this Certificate in the official capacity set forth beneath his signature and that the statements set forth in this Certificate are true and correct of his own knowledge this 18th day of July, 2002.



                         /s/ Balaji Venkataraman
                         ----------------------------------------------------
                         Balaji Venkataraman
                         Executive Vice President, Chief Financial Officer, Chief Operating Officer and Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    FIRST HORIZON PHARMACEUTICAL CORPORATION
                            (a Delaware Corporation)


     First Horizon Pharmaceutical Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1. The name of the Corporation is First Horizon Pharmaceutical Corporation.

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article 4 thereof and by substituting in lieu of said first paragraph of Article 4 the following new paragraph:

     "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 101,000,000 shares, of which 100,000,000 shares shall be designated as "Common Stock," $.001 par value per share, and 1,000,000 shares shall be designated as "Preferred Stock," $.001 par value per share."

     3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section ss.242 of the General Corporation Law of the State of Delaware.


Executed on this 27th day of May, 2002.


                                              /s/ Mahedra G. Shah, Ph.D.
                                              ----------------------------------
                                              Mahendra G. Shah, Ph.D.
                                              Chairman, Chief Executive Officer
                                              and President

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       HORIZON PHARMACEUTICAL CORPORATION


     The undersigned, Mahendra G. Shah, Ph.D., Chief Executive Officer of HORIZON PHARMACEUTICAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: The name of the Corporation is: Horizon Pharmaceutical Corporation

     SECOND: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on July 9, 1992, and was amended by Certificates of Amendment filed on August 11, 1992, May 24, 1994, December 7, 1998, and December 15, 1999.

     THIRD: This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law, the Board of Directors having duly adopted resolutions setting forth and declaring advisable this Restated Certificate of Incorporation, and the written consent of the stockholders of the Corporation has been given in accordance with Section 228 of the Delaware General Corporation Law.

     FOURTH: This Restated Certificate of Incorporation is being filed pursuant to Sections 103, 228, 242 and 245 of the Delaware General Corporation Law in order to restate the Certificate of Incorporation of the Corporation and also to amend the Certificate of Incorporation.

     FIFTH: The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    FIRST HORIZON PHARMACEUTICAL CORPORATION


                                 ARTICLE 1: NAME

     The name of the Corporation is: First Horizon Pharmaceutical Corporation (the "Corporation").

                     ARTICLE 2: REGISTERED AGENT AND OFFICE

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3: PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                            ARTICLE 4: CAPITALIZATION

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 41,000,000 shares, of which 40,000,000 shares shall be designated as "Common Stock," $.001 par value per share, and 1,000,000 shares shall be designated as "Preferred Stock," $.001 par value per share.

     A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

     A. Common Stock

     Except as otherwise required by law or as provided by the Board of Directors with respect to any class or series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation.

     Subject to the preferred rights of the stockholders of shares of any series of Preferred Stock as provided by the Board of Directors with respect to any such series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any series of Preferred Stock as provided by the Board of Directors with respect to any such series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

     B. Preferred Stock

     The Board of Directors is hereby authorized as it may determine to issue shares of Preferred Stock at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of such shares of Preferred Stock, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares and the number of shares constituting any of such series and the designation thereof, or any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                          ARTICLE 5: BOARD OF DIRECTORS

     The initial Board of Directors of the Corporation shall be such number as is determined in accordance with the Bylaws of the Corporation. The directors of the Corporation shall be divided into three classes, designated as Class A, Class B and Class C. In the event that the number of directors shall not be evenly divisible by three, the Board of Directors shall determine in which class or classes the remaining director or directors, as the case may be, shall be included. No Class shall have more than one director more than any other Class unless such disparity results from the death or resignation of a director or the removal of a director by the stockholders, in which event the remaining directors shall promptly fill such vacancy so that no Class has more than one director more than any other Class. The term of office of each director shall be three years; provided, however, that, the initial term of office of filing of the directors in Class A shall expire at the first annual meeting of the stockholders after the date of filing of this Certificate of Incorporation, the initial term of office of the directors in Class B shall expire at the second annual meeting after the date of filing of this Certificate of Incorporation, and the initial term of office of the directors in Class C shall expire at the third annual meeting after the date of filing of this Certificate of
Incorporation. At each annual meeting of stockholders, directors shall be elected for a full term of three years to succeed those whose terms expire.

     Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), any removal of a director shall be only for cause and shall be effected only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

                   ARTICLE 6: LIMITATION OF DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                           ARTICLE 7: INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in other capacities while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

              ARTICLE 8: AMENDMENT OF CERTIFICATE OF INCORPORATION
                                   AND BYLAWS

     Notwithstanding any provision of this Certificate of Incorporation or the Bylaws of the Corporation, no provision of Articles 5, 6, 7, 8 and 9 of this Certificate of Incorporation shall be amended, modified or repealed, nor shall any provision of this Certificate of Incorporation inconsistent with any such provision be adopted, by the stockholders of the Corporation unless approved by the unanimous written consent of the stockholders or by the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

     The Board of Directors shall have the power acting by simple majority to adopt, amend or repeal any provision of the Bylaws of the Corporation. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding that some lesser percentage which may be specified by law), no provision of the Bylaws of the Corporation shall be amended, modified or repealed by the stockholders of the Corporation, nor shall any provision of the Bylaws of the Corporation inconsistent with any such provision be adopted by the stockholders of the Corporation, unless approved by the unanimous written consent of the stockholders or by the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

                 ARTICLE 9: LIMITATION ON ACTION BY STOCKHOLDERS

     Following the effective date of an initial public offering of Common Stock of the Corporation registered with the Securities and Exchange Commission, no action may be taken by the stockholders except at an annual or special meeting of the stockholders.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed and signed by its President on this 15th day of February, 2000.


                                            /s/ Mahendra G. Shah, Ph.D.
                                            -----------------------------------
                                            Mahendra G. Shah, Ph.D.
                                            Chief Executive Officer


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